WORLDWIDE FIBER INC.

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of December, 1999 (the "Effective Date"), by and between WORLDWIDE FIBER INC., a corporation incorporated under the laws of Canada (the "Company"), and GREGORY
B. MAFFEI (the "Purchaser") (collectively, the "Parties").

                                    RECITALS

     WHEREAS, the Company and the Purchaser have entered into an Employment Agreement, dated December 22, 1999, pursuant to which the Company has agreed to employ the Purchaser, and the Purchaser has agreed to serve as the President and Chief Executive Officer of the Company (the "Employment Agreement"); and

     WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS AGREED between the Parties as follows:

     Section 1. Purchase and Sale of Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of thirty one million (31,000,000) shares of common stock of the Company, of which twenty six million eighty thousand (26,080,000) shares will be Class A Non-voting Shares of the Company (the "Class A Shares") and four million nine hundred twenty thousand (4,920,000) shares will be Class C Multiple Voting Shares of the Company (the "Class C Shares") (collectively, the "Shares"), at two dollars and fifty cents (U.S. $2.50) per share (the "Purchase Price Per Share"), for an aggregate purchase price of seventy seven million five hundred thousand dollars (U.S. $77,500,000) (the "Purchase Price"). The Purchase Price shall be payable by certified check or wire transfer. The Company will cause its affiliate Worldwide Fiber Finance Ltd. to lend the Purchase Price to Purchaser against delivery of a promissory note payable to Worldwide Fiber Finance Ltd. in the form attached hereto at Tab 1. The closing hereunder, including the loan of the Purchase Price and payment for and delivery of the Shares, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the Parties may mutually agree.

     Section 2. Repurchase Option.

     (a) Repurchase Option. In the event Purchaser's employment by the Company,
(A) terminates for any or no reason, or (B) Purchaser fails to commence employment with the Company on or before January 31, 2000 as a result of (i) his death or Disability or (ii) for a reason which would have constituted a termination by the Purchaser without Good Reason pursuant to Section 5(d) of the Employment Agreement had the Purchaser commenced his employment with the Company and then terminated his employment for such reason then the

Company shall have an irrevocable option (the "Repurchase Option"), which shall be exercisable during the ninety (90) day period after said termination or such longer period as may be agreed to by the Company and the Purchaser in writing, to repurchase from Purchaser for the Option Price, subject to adjustment pursuant to Section 2(d), that number of Shares that have not ceased to be subject to the Repurchase Option in accordance with the provisions of Section 2(b) below as of such termination date.

     (b) Lapse of Repurchase Option.

          (i) General Provisions. Seventy five percent (75%) of the Shares, all of which will be Class A Shares, shall initially be subject to the Repurchase Option and, therefore, 7,750,000 Shares, of which 4,920,000 Shares will be Class C Shares and 2,830,000 Shares will be Class A Shares, are immediately vested upon the execution of this Agreement and will never be subject to the Repurchase Option; provided, however, that if the Purchaser fails to commence employment with the Company on or before January 31, 2000 as a result of (i) his death or Disability or (ii) for a reason which would have constituted a termination by the Purchaser without Good Reason pursuant to Section 5(d) of the Employment Agreement had the Purchaser commenced his employment with the Company and then terminated his employment for such reason then, in addition to the Company's repurchase right outlined in Section 2(a) of this Agreement: (1) the Company shall have the option, which shall be exercisable during the thirty (30) day period after said termination to repurchase from Purchaser for an amount equal to the lesser of (i) the Fair Market Value of the Shares calculated on the date of repurchase, or (ii) the Option Price, subject to adjustment pursuant to Section 2(d), the 7,750,000 Vested Shares and (2) neither the Purchaser nor the Company shall have any further obligations or liabilities to the other Party under this Agreement, the Employment Agreement, after Purchaser has repaid that certain promissory note dated December 22, 1999 by and between the Purchaser and Worldwide Fiber Finance Ltd., such promissory note, or otherwise (except for Purchaser's obligations under Section 7 of the Employment Agreement). Subject to the provisions of
     Section 2(b)(ii) and Section 2(b)(iii) of this Agreement, the Shares that are initially subject to the Repurchase Option shall cease to be subject to the Repurchase Option according to the following schedule, provided that the Purchaser is employed by the Company (or a parent or subsidiary of the Company) on such date:

                                            Number of Shares that cease to be
     Date                                    subject to the Repurchase Option
     ----                                   ---------------------------------

     December 22, 2000                                  6,200,000

     The last day of each calendar month                  568,332
     following December 22, 2000



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

          (ii) Change of Control Provisions. Notwithstanding the preceding provisions of Section 2(b)(i): (A) upon the occurrence of a Change of Control, 40% of the remaining unvested Shares shall cease to be subject to the Repurchase Option (i.e., the Repurchase Option shall lapse on such date with respect to 40% of the Shares that remain subject to the Repurchase Option immediately prior to such date), and (B) if at any time during the two-year period immediately following the occurrence of a Change of Control, Purchaser ceases for any reason other than a termination of service or employment by the Company or its successor for Cause pursuant to
     Section 5(a) of the Employment Agreement or by the Executive without Good Reason pursuant to Section 5(d) of the Employment Agreement, to be (1) a member of the Board of the surviving entity, and/or (2) the President and/or Chief Executive Officer of the surviving entity on terms that are at least as favorable as the then current terms of the Employment Agreement, then 100% of the remaining unvested Shares shall cease to be subject to the Repurchase Option (i.e., the Repurchase Option shall lapse in its entirety on the date Purchaser ceases to be the President, Chief Executive Officer, or a member of the Board of the surviving entity).

          (iii) Termination of Employment Without Cause or For Good Reason. Notwithstanding the preceding provisions of Section 2(b)(i), upon the earliest to occur of: (a) the date that Purchaser's employment is terminated by the Company without Cause pursuant to Section 5(d) of the Employment Agreement; or (b) the date that Purchaser's employment is terminated as a result of his death or Disability pursuant to Section 5(b) of the Employment Agreement, or (c) the date the Purchaser terminates his employment with the Company for Good Reason pursuant to Section 5(c) of the Employment Agreement (clauses (a), (b) and (c) each being a "Termination Event" and, collectively, the "Termination Events"), (x) if a Termination Event occurs on or prior to December 22, 2000, that amount of Shares will cease to be subject to the Repurchase Option equal to the sum of: (A) twenty percent (20%) of the Shares plus (B) that number of Shares obtained by multiplying the total number of Shares purchased under this Agreement by the product of .0183333 by the number of calendar months that the Company employed Purchaser for the period beginning on the Effective Date and ending on the date that his employment by the Company terminated and (y) if a Termination Event occurs after December 22, 2000, twenty two percent (22%) of the Shares will cease to be subject to the Repurchase Option.

     (c) Exercise of Repurchase Option. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 19(a). Such notice shall identify the number of Shares to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within thirty (30) days of receipt of such notice. The Company, or any assignee or assignees of the Company, shall, at its or their option, pay for any Shares purchased pursuant to the Repurchase Option by certified check, by offset against any indebtedness owing to the Company (or to such assignee or assignees, in the case of an exercise of the Repurchase Option by such assignee or assignees) by Purchaser or by reducing Purchaser's outstanding debt under the promissory note delivered to Worldwide Fiber Finance Ltd. by Purchaser pursuant to Section 1 of this Agreement, or by any combination thereof. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company, or any assignee or assignees of the Company (as applicable), shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name or the name of any assignee or assignees of the Company the Shares being repurchased by the Company, or any assignee or assignees of the Company without further action by Purchaser.

     (d) Adjustments to Stock. If, from time to time, during the term of the Repurchase Option there is any change affecting the outstanding Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property which Purchaser receives and/or to which Purchaser is entitled by reason of Purchaser's ownership of Shares shall be immediately subject to the Repurchase Option and be included in the word "Shares" for all purposes of the Repurchase Option with the same force and effect as the Shares currently subject to the Repurchase Option, but only to the extent the Shares are, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per Share upon exercise of the Repurchase Option shall be appropriately adjusted.

     (e) Termination of Repurchase Option. Section 2 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever first occurs.

     Section 3. Joinder to the Shareholders Agreement. As of the Effective Date, the Purchaser hereby agrees to join the Shareholders Agreement and, for all purposes of such Shareholders Agreement to constitute, and be entitled to the benefits, rights and features (subject to the obligations) associated with his constituting, a "Shareholder" as that term is defined in the Shareholders Agreement.

     Section 4. Demand Registration Rights.

     (a) Request for Registration. Subject to Section 4(b) of this Agreement, Purchaser shall be entitled to make a written request ("Demand Registration Request") to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of the Shares owned by him (a "Demand Registration") (which Demand Registration Request shall specify the intended number of Shares to be disposed of by Purchaser and the intended method of disposition thereof); provided, that the Company may, if the Board so determines in the exercise of its reasonable, good faith judg-ment that due to a pending or contemplated acquisition or disposition or public offering or other similar occurrence it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed one hundred eighty (180) days; provided, however, in the event that the Company proposes to register shares of its stock under the Securities Act, whether or not for sale for its own account, during such single period, Purchaser shall have the right to exercise his Incidental Registration Rights as outlined in Section 5 of this Agreement with respect to such registration. Within ten (10) days after receipt of such request, the Company will use its best efforts to effect the registration under the Securities Act of the Shares which the Company has been so requested to register by Purchaser.

     (b) Number of Demand Registrations. At any time on or after the earlier of:
(A) the date of the Company's IPO or (B) September 7, 2001, Purchaser shall be entitled to make one Demand Registration Request at any time; provided, that (i) the number of Shares subject to any such Demand Registration represents at least twenty five percent (25%) of the number of Shares held, directly or indirectly, by Purchaser immediately prior to his Demand Registration Request, (ii) the Company shall not be obligated to effect more than one Demand Registration and
(iii) Purchaser shall not be entitled to make a Demand Registration Request during any period during which (A) all of the Shares may be freely transferred at the same time pursuant to Rule 144 promulgated under the Securities Act, or
(B) all of the Shares have been properly registered on a registration statement, such registration statement is effective under the Securities Act and all of the Shares may be freely transferable pursuant to such registration statement.

     (c) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless Purchaser withdraws the Shares, in which case such demand will count as a Demand Registration unless Purchaser agrees to pay all Registration Expenses). The Company shall be solely responsible for any and all costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take in order to effect the registration of Shares under the Securities Act whether pursuant to this Agreement or otherwise.

     (d) Priority on Demand Registrations. If the offering of Purchaser's Shares pursuant to such Demand Registration is in the form of an underwritten offering and the managing underwriter or underwriters of such offering advise the Company and Purchaser in writing that in their opinion the number of Shares requested to be included in such offering is sufficiently large to adversely affect the success of such offering, the Company will include in such registration the aggregate number of shares which in the opinion of such managing underwriter or underwriters can be sold without any such adverse effect, and such amount shall be allocated in the following order of priority: (i) first, the Shares of the Purchaser subject to any such Demand Registration and (ii) second, any shares of common stock that the Company or any other holder proposes to sell.

     Section 5. Incidental Registration Rights. As of the Effective Date, the Company, certain shareholders of the Company and the Purchaser will enter into a Joinder to the Shareholders Agreement substantially in the form attached hereto at Tab 5, which shall provide that for purposes of Section 2.2 and all related Sections of the Registration Rights Agreement, Purchaser shall constitute, and shall be entitled to all of the benefits, rights and features associated with being, a "Holder of record of Registrable Securities."

     Section 6. Commitment to Register Shares. As soon as permitted under the Securities Act following an IPO, the Company will register the Shares purchased or otherwise acquired by the Purchaser pursuant to this Agreement on a Form S-8 and/or such other form as may be required to permit the sale of such Shares then held by Purchaser or any "permitted transferee," within the meaning of Form S-8 and/or any other applicable form, in the public market without any restriction, other than restrictions that arise from the volume limitations of Rule 144.

     Section 7. Additional Registration Rights. If at any time, whether before or after the Effective Date, the Company has granted or grants to any individual or entity (an "Additional Investor") rights to register under an effective registration statement pursuant to the Securities Act any shares of common stock owned, directly or indirectly, by such Additional Investor, then the Company shall also grant such registration rights to Purchaser with respect to any Shares to the extent that such registration rights granted to such Additional Investor in any way exceed, supplement, or otherwise provide increased benefit or protection to such Additional Investor than the registration rights granted to Purchaser under Sections 4, 5 or 6 of this Agreement; provided, that, the Company will not grant registration rights to any Additional Investor unless approved by the Board.

     Section 8. Put by the Purchaser. Upon the occurrence of any of the events specified below, Purchaser or any Permitted Transferee shall have the right to sell all or any portion of his Shares, whether vested or unvested, to the Company (the "Put") as set forth below:

     (a) After Termination of Employment.

          (i) Pre-IPO. Prior to an IPO of the Company, if the Purchaser ceases to be employed by the Company for any reason, the Purchaser or any Permitted Transferee or, upon the death of either the Purchaser or any Permitted Transferee, his or her beneficiary shall at any time after such date of termination be entitled to exercise the Put (A) with respect to any Vested Share at a per Share price equal to the Fair Market Value of the Shares calculated as of the Exercise Date and (B) with respect to any Unvested Share at a per Share price equal to the lesser of (x) the Fair Market Value of a Share calculated as of the Exercise Date or (y) the Option Price per Share; and

          (ii) Post-IPO. Following an IPO of the Company, if the Purchaser ceases to be employed by the Company for any reason, the Purchaser or any Permitted Trans-feree or, upon the death of either the Purchaser or any Permitted Transferee, his or her beneficiary shall at any time after such date of termination be entitled to exercise the Put (A) with respect to any Vested Share at a per Share price equal to the Fair Market Value of the Shares calculated as of the Exercise Date; provided, however, that the aggregate amount of Shares that may be put to the Company pursuant to this clause (A) shall not exceed the Aggregate Put Amount and (B) with respect to any Unvested Share at a per Share price equal to the lesser (x) of the Fair Market Value of a Share calculated as of the Exercise Date or (y) the Option Price per Share.

     (b) During Employment.

          (i) Pre-IPO. Prior to an IPO of the Company, the Purchaser or any Permitted Transferee or, upon the death of either the Purchaser or any Permitted Transferee, his or her beneficiary shall be entitled to exercise the Put with respect to any Vested Share at a per Share price equal to the Fair Market Value of the Shares calculated as of the Exercise Date; provided, however, that the aggregate amount of Shares that may be put to the Company pursuant to this Section 8(b)(i) shall not exceed the Aggregate Put Amount.

          (ii) Post-IPO. Following an IPO of the Company, the Purchaser or any Permitted Transferee or, upon the death of either the Purchaser or any Permitted Transferee, his or her beneficiary shall be entitled to exercise the Put with respect to any Vested Share at a per Share price equal to the Fair Market Value of the Shares calculated as of the Exercise Date; provided, however, that the aggregate amount of Shares that may be put to the Company pursuant to this Section 8(b)(ii) shall not exceed the Aggregate Put Amount.

     Section 9. Escrow of Unvested Stock. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees, immediately upon receipt of the Stock certificate(s) evidencing the Shares, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) Stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto at Tab 2, together with a certificate or certificates evidencing all of the Shares subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth at Tab 3 attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. As Shares cease to be subject to the Repurchase Option such Shares will be released from escrow.

     Section 10. Rights of Purchaser. Subject to the provisions of Sections 3, 4, 5, 6, 7 or 8 of this Agreement, Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the Shares from and after the date that Purchaser deliv-ers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company, or any assignee or assignees of the Company, exercises its or their right to repurchase the Shares pursuant to Section 2 of this Agreement. Purchaser shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Shares and for the purpose of exercising any voting rights relating to such Shares, even if some or all of such Shares have not yet vested and been released from the Repurchase Option.

     Section 11. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares while the Shares are subject to the Repurchase Option. After any Shares have been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions of this Agreement and applicable securities laws. Notwithstanding anything to the contrary in this Section and to the extent permitted by applicable securities laws, the following transfers of shares will be exempt from this Section 11: (i) the transfer of any or all of the Shares during Purchaser's lifetime by gift or on Purchaser's death by will or intestacy to a Permitted Transferee (as defined below), provided that each Permitted Transferee agrees in a writing satisfactory to the Company that (A) the provisions of this Agreement including without limitation acknowledgement that the Shares are subject to the lien securing that certain promissory note dated December 22, 1999 by an between the Purchaser and Worldwide Fiber Finance Ltd., will continue to apply to the transferred Shares in the hands of such Permitted Transferee and (B) such Permitted Transferee will not transfer, or permit any transfer, of the equity in such Permitted Transferee to any entity other than one that also constitutes a Permitted Transferee; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the right of first refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section 11 unless the agreement of merger or consolidation expressly provides otherwise); (iii) any transfer of Shares, pursuant to the winding up and dissolution of the Company; or (iv) any transfer of Shares to the Company or any assignee or assignees of the Company, in accordance with Sections 2 and 8 of this Agreement.

     Section 12. Restrictive Legends. All certificates representing the Unvested Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the Parties hereto, including the Shareholders Agreement):

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED

     TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

          (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

          (d) Any legend required by applicable blue sky laws.

     Section 13. Representations of the Company. The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

          (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement.

          (b) Capitalization. As of the Effective Date, the capitalization of the Company is set forth at Tab 4.

          (c) Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto have been taken or will be taken prior to the closing. The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     Section 14. Section 83(b) Election. The Parties acknowledge that Purchaser will file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the "Code") with respect to his purchase of the Shares hereunder and will report in such elec-tion that the purchase price for the Shares is equal to the fair market value of the Shares (determined without regard to restrictions that will lapse) at the time of transfer. The Parties shall not voluntarily take (and the Parties shall cause their respective affiliates not to voluntarily take) any tax reporting position that is inconsistent with such Section 83(b) election, including the valuation of the Shares. Purchaser assumes all responsibility for filing the
Section 83(b) election and paying all of Purchaser's taxes resulting from such election or the lapse of the restrictions on the Shares. Purchaser acknowledges that the Company is not responsible for any tax obligation of the Purchaser regardless of his filing an election under Section 83(b) with respect to his purchase of the Shares.

     Section 15. Provisions Regarding Promissory Note. With respect to the promissory note of Purchaser provided for under Section 1 of this Agreement, the Company will provide or shall cause Worldwide Fiber Finance Ltd. to provide an IRS Form W-8 BEN and a statement that the Worldwide Fiber Finance Ltd. is not a bank within the meaning of section 881(c)(3)(A) of the Code or a controlled foreign corporation within the meaning of section 881(c)(3)(C) of the Code and intends to claim exemption from U.S. Federal withholding tax under section 881(c) of the Code. The Company shall also indicate or cause Worldwide Fiber Finance Ltd. to indicate whether it is entitled to treaty benefits on such Form W-8 BEN. The Company shall provide or cause Worldwide Fiber Finance Ltd. to provide a duly executed Form W-8 BEN to Purchaser within thirty (30) days after Purchaser's execution of the promissory note. The Company represents that neither it nor Worldwide Fiber Finance Ltd. is a U.S. person (as such term is defined in section 7701(a)(30) of the Code) and agrees that it will deliver or cause Worldwide Fiber Finance Ltd. to deliver to Purchaser new, accurate and complete forms or documentation prescribed by applicable law if such forms and documentation are required to be updated so as to permit such payments to be made without withholding tax or at a reduced rate of withholding tax.

     Section 16. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     Section 17. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without Cause and with or without notice.

     Section 18. Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Aggregate Put Amount" shall mean that amount of Shares, which when multiplied by the Fair Market Value applicable to such Shares on the Exercise Date, yields a payment from the Company to the Purchaser in an amount that will be sufficient for him to satisfy the following obligations: (A) the outstanding principal and accrued interest on any promissory note used to purchase the Shares from the Company and (B) any federal, state or local taxes payable by the Purchaser as a result of any amount paid to Purchaser pursuant to clause
     (A) or clause (B) of this sentence.

          "Board" shall mean the Company's Board of Directors.

          "Cause" shall have the meaning set forth in Section 5(f)(i) of the Employment Agreement.

          "Change of Control" shall have the meaning set forth in Section 5(f)(ii) of the Employment Agreement.

          "Commission" shall mean the Securities and Exchange Commission.

          "Disability" shall have the meaning set forth in Section 5(f)(iii) of the Employment Agreement.

          "Exercise Date" shall mean the date on which the Company purchases Shares from the Purchaser pursuant to the Purchaser's exercise of his Put under Section 8 of this Agreement.

          "Fair Market Value" shall mean, for purposes of Section 10, the fair market value of a share of Class A Non-voting Shares or a share of Class C Multiple Voting Shares of the Company as determined, at the Company's expense, by an appraisal firm or investment bank of national standing experienced in the valuation of such securities ("Valuation Firm") selected in good faith by the Purchaser and approved by the Board, which approval shall not be unreasonably withheld or delayed. The determination of Fair Market Value of a share of Class A Non-voting Shares or a share of Class C Multiple Voting Shares shall be based on the value that a willing buyer with knowledge of all relevant facts would pay a willing seller for all the outstanding equity securities of the Company in connection with an auction of the Company as a going concern assuming bidders are prepared to pay a control premium and without any discount for lesser voting rights, lack of liquidity, lack of control, minority holder status or similar factors. The Valuation shall be determined by the Valuation Firm as soon as practicable but in any event not later than 60 days following the date of the appointment of the Valuation Firm. If the Board has not approved a Valuation Firm within 15 days of the proposal of such Valuation Firm by the Purchaser hereunder, then (without prejudice to the Purchaser's other rights and remedies) the Purchaser may request the President of the American Arbitration Association to appoint a Valuation Firm, which will then be the Valuation Firm for the transaction in question. The Company shall furnish to the Valuation Firm all reasonably available information requested by the Valuation Firm. The fair market value established by the Valuation Firm (or by the written agreement of all parties to the transaction) shall be final and binding with respect to each required Valuation.

          "Good Reason" shall have the meaning set forth in Section 5(f)(iv) of the Employment Agreement.

          "Investor Securities" shall mean any stock or other securities of the Company held by any Investor.

          "IPO" shall have the meaning set forth in the Shareholders Agreement.

          "Option Price" means, with respect to one (1) Share, the sum of: (A) the Purchase Price Per Share with respect to such Share and (B) the amount of any interest accrued by the Purchaser with respect to such Share pursuant to any promissory note payable to Worldwide Fiber Finance Ltd. the proceeds of which were used by the Purchaser to purchase such Share.

          "Permitted Transferee" shall mean: (i) Purchaser's spouse or children or grandchildren (in each case, natural or adopted), (ii) any trust established solely for such Purchaser's benefit or the benefit of such Purchaser's spouse or children or grandchildren (in each case, natural or adopted), (iii) any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Purchaser or such Purchaser's spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the benefit of such persons) or (iv) the heirs, executors, administrators or personal representatives upon the death of Purchaser or upon the incompetency or disability of Purchaser for purposes of the protection and management of the assets of the Purchaser.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement by and among Worldwide Fiber Inc., DWF SRL, GSCP3 WWF (Barbados) SRL, WWF (Barbados) SRL, Providence Equity Fiber, L.P., Tyco Group S.A.R.L., dated as of September 9, 1999.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shareholders Agreement" shall mean the Shareholders Agreement by and among Worldwide Fiber Inc., DWF SRL, GS Capital Partners III, L.P., GSCP3 WWF (Barbados) SRL, WWF (Barbados) SRL, Providence Equity Fiber, L.P., Tyco Group S.A.R.L., Worldwide Fiber Holdings Ltd., Ledcor Inc., and The Several Shareholders Named in Schedule I, dated as of September 9, 1999, as amended to reflect the transaction(s) contemplated by this Agreement and the Employment Agreement.

          "Vested Shares" are Shares that have never been (i.e., all of the Class C Shares) or have otherwise ceased to be subject to the Repurchase Option.

          "Unvested Shares" are Shares that, as of a given date, remain subject to the Repurchase Option.

     Section 19. Miscellaneous.

     (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or facsimile transmission, three (3) days after deposit in the United States mail, certified or registered mail (return receipt requested), or one (1) business day after its deposit with any express courier (prepaid), addressed to the other party hereto at his address (or facsimile number, in the case of transmission by facsimile) hereinafter shown below its signature to this Agreement or to such other address (or facsimile number) as such party may designate by ten (10) days' advance written notice to the other party hereto.

     (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's heirs, executors, administrators, successors, and assigns. The Repurchase Option hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

     (c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The Parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing Seattle, Washington.

     (d) Further Execution. The Parties agree to execute such further instruments and to take all such further action(s) as may reasonably be necessary to carry out and consummate the purpose and intent of this Agreement.

     (e) Entire Agreement; Amendment. This Agreement and each of the Tabs thereto, the Employment Agreement and each of the Exhibits thereto, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the Parties hereto.

     (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (h) Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless specifically indicated otherwise, all references herein to Sections will refer to Sections of this Agreement.

                      [This space intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                  WORLDWIDE FIBER INC.


                                  -----------------------------------------
                                  David Lede, Chairman
                                  Worldwide Fiber Inc.


                                  PURCHASER:


                                  -----------------------------------------
                                  Gregory B. Maffei


Attachments:

Tab 1      --      Promissory Note
Tab 2      --      Stock Assignment Separate from Certificate
Tab 3      --      Joint Escrow Instructions
Tab 4      --      The Company's Capitalization
Tab 5      --      Joinder to the Shareholder's Agreement

                                 PROMISSORY NOTE

$ 77,500,000                                                December 22, 1999


     FOR VALUE RECEIVED, Gregory B. Maffei, ("Borrower"), hereby promises to pay to WORLDWIDE FIBER FINANCE LTD., a corporation incorporated under the laws of Canada ("Holder"), or registered assigns, the principal sum SEVENTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($77,500,000) (the "Principal Amount" as adjusted from time to time in accordance with the terms of this Agreement), on December 22, 2005, together with interest accrued thereon through the date of payment; provided, however, that (A) with respect to each Share, as that term is defined in the Stock Purchase Agreement dated December 22, 1999 by and between Borrower and Worldwide Fiber Inc. (the "Agreement"), that Borrower sells in an arms-length transaction to an unrelated third-party (a "Sale"), Borrower promises to pay to Holder, or any registered assigns, within thirty (30) days of the closing of such a Sale, as a partial payment of the Principal Amount, an amount equal to the lesser of (i) the per Share consideration received by Borrower as a result such Sale or (ii) the Option Price of such Share and (B) Borrower promises to pay to Holder, or any registered assigns, any then unpaid Principal Amount together with interest accrued thereon through the date of payment no later than the earlier of: (i) the two hundred and seventieth (270th) day following the date that Borrower's employment with Worldwide Fiber Inc. (the "Company") terminates as a result of a termination by the Company for Cause pursuant to Section 5(a) of the employment agreement dated December 22, 1999 by and between Borrower and the Company (the "Employment Agreement"), a termination by Borrower without Good Reason pursuant to Section 5(d) of the Employment Agreement or the Borrower's suffering a Disability pursuant to Section 5(b) of the Employment Agreement or (ii) on or prior to the five hundred and forty fifth (545th) day following the date that Borrower's employment with the Company terminates as a result of a termination by the Company without Cause pursuant to
Section 5(d) of the Employment Agreement, a termination by Borrower for Good Reason pursuant to Section 5(c) of the Employment Agreement or the Borrower's death pursuant to Section 5(b) of the Employment Agreement.

     This Promissory Note shall bear interest on the outstanding principal balance hereunder at the rate of 6.20 percent per annum compounded annually. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed and shall be payable at maturity. Interest accrued but unpaid during any Yearly Period shall become part of the Principal Amount effective at 11:59 P.M. E.S.T. on the last day of such Yearly Period. As used herein, the term "Yearly Period" means each successive twelve-month period, beginning on the date of this Agreement and ending on the first anniversary of the date of this Agreement and continuing to each successive anniversary thereafter, during which the Principal Amount remains outstanding.



                                    TAB 1-1

     All payments hereunder shall be made in immediately available funds in lawful money of the United States of America.

     Except as set forth in the next sentence, the obligations of the Borrower and the rights of the Holder under this Promissory Note shall be absolute and shall not be subject to any counterclaim, set-off, deduction or defense. This Promissory Note represents a recourse obligation of the Borrower only to the extent of 35% of the Principal Amount. If for any reason the Borrower fails to pay the full amount due hereunder, the Borrower's maximum personal liability shall be an amount equal to 35% of the Principal Amount.

     The Borrower hereby pledges to the Holder on the date of this Agreement, the 31,000,000 Shares of the Company acquired by the Borrower pursuant to the employment agreement dated December 22, 1999 by and between Borrower and the Company to secure the satisfaction by Borrower of all his obligations to the Holder under this Promissory Note. All applicable provisions of the Uniform Commercial Code shall apply to and be deemed to govern this pledge.

     All or any portion of the Principal Amount evidenced by this Promissory Note may be prepaid at any time without premium or penalty.

     In the event of default under this Promissory Note, the Holder shall have all rights and remedies provided at law and in equity.

     No interest or other amount shall be payable in excess of the maximum permissible rate under applicable law.

     This Promissory Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party sought to be charged.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to the principles of conflict of laws thereof.

     This Promissory Note shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Holder and its successors and assigns. Transfer of this Promissory Note may be effected only by surrender of this Promissory Note to Borrower whereupon Borrower shall reissue this Promissory Note to the Holder's transferee as a successor registered Holder.



                                              --------------------------------
                                              Gregory B. Maffei






                                    TAB 1-2

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, GREGORY B. MAFFEI hereby sells, assigns and transfers unto WORLDWIDE FIBER INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Stock Purchase Agreement, dated December 22, 1999, by and between the undersigned and the Company (the "Agreement"), ______________________________________ (___________) shares of common stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s) _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of common stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:  ________________________________




                                          _____________________________________





                                    TAB 2-1

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, GREGORY B. MAFFEI hereby sells, assigns and transfers unto WORLDWIDE FIBER INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Stock Purchase Agreement, dated December 22, 1999, by and between the undersigned and the Company (the "Agreement"), ______________________________________ (___________) shares of common stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s) _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of common stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated: ___________________________




                                      ______________________________________





                                    TAB 2-2

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, GREGORY B. MAFFEI hereby sells, assigns and transfers unto WORLDWIDE FIBER INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Stock Purchase Agreement, dated December 22, 1999, by and between the undersigned and the Company (the "Agreement"), ______________________________________ (___________) shares of common stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s) _________ and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of common stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated:  _____________________________



                                       ______________________________________






                                    TAB 2-3

                            JOINT ESCROW INSTRUCTIONS

Secretary
Worldwide Fiber Inc.



Ladies and Gentlemen:

     As Escrow Agent for both WORLDWIDE FIBER INC., a corporation incorporated under the laws of Canada (the "Company") and GREGORY B. MAFFEI ("Purchaser"), you are hereby authorized and directed to hold the documents (the "Property") delivered to you pursuant to the terms of that certain Stock Purchase Agreement dated as of December 22, 1999 ("Agreement"), to which a copy of these Joint Escrow Instructions is attached as Tab 4, in accordance with the following instructions:

     1. In the event the Company or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of Stock being purchased pursuant to the exercise of the Repurchase Option.

     3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

     4. This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.



                                    TAB 3-1

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

     6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the Parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or Parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the Parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint any officer or assistant officer of the Company as successor Escrow Agent, and Purchaser hereby confirms the ap-



                                    TAB 3-2
pointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

     12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary Parties hereto shall join in furnishing such instruments.

     13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the Parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other Parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other Parties hereto.

      Company:         Worldwide Fiber Inc.
      Purchaser:       Gregory B. Maffei
                       [At the address on file with
                       Company] With a Copy to:

                       Barton J. Winokur, Esq.
                       Dechert, Price & Rhoads
                       4000 Bell Atlantic Tower
                       1717 Arch Street
                       Philadelphia, PA  19103
      Escrow Agent:

     By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     15. You acknowledge that you are holding the Property in addition to in your capacity as escrow agent, as collateral agent for Worldwide Fiber Finance Ltd. for the



                                    TAB 3-3
purpose of perfecting the lien securing that certain promissory note dated December 22, 1999 by and between the Purchaser and Worldwide Fiber Finance Ltd.

     16. You shall be entitled to employ such legal counsel and other experts (excluding, the firm of [Company's Firm] and the firm of Dechert Price and Rhoads) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

     17. This instrument shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The Parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing Seattle, Washington.


                                        Very truly yours,

                                        WORLDWIDE FIBER INC.


                                        ____________________________________
                                        By:


                                        PURCHASER


                                        ____________________________________
                                        Gregory B. Maffei


ESCROW AGENT:


____________________________________
By:





                                    TAB 3-4

                     CAPITALIZATION OF WORLDWIDE FIBER INC.

     As of the Effective Date of the Stock Purchase Agreement, the capitalization of Worldwide Fiber Inc. is as follows:

Class A Non-Voting Shares

Ledcor Industries Limited as general partner for Ledcor Limited Partnership - 150,633,200 shares.

Class B Subordinate Shares

MacKenzie Partners, LLC  - 1,200,000 shares;
Madison Square Inc. (Pledge) - 463,200 shares; and
Worldwide Fiber Holdings Ltd. - 39,651,200 shares.

Series A Non-Voting Preferred Shares

DWF SRL - 15,077,888 shares;
GFCP3 (Barbados) SRL - 11,102,056 shares;
WWF (Barbados) SRL - 3,975,832 shares;
Providence Equity Fiber, L.P. - 15,077,888 shares; and
Tyco Group S.A.R.L. - 25,700,800 shares.

Class C Multiple Voting Shares

Ledcor Industries Limited - 36,000,000 shares.





                                    TAB 4-1

                     JOINDER TO THE SHAREHOLDER'S AGREEMENT














                                    TAB 5-1